Exhibit 32.2
CERTIFICATION PURSUANT TO
18 USC 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Semtech Corporation (the “Company”) for the period ended July 29, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Emeka N. Chukwu, Chief Financial Officer of the Company, hereby certify pursuant to 18 USC §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 29, 2018

/s/ Emeka N. Chukwu
Emeka N. Chukwu
Executive Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, has been provided to Semtech Corporation and will be retained by Semtech Corporation and furnished to the Securities and Exchange Commission or its staff upon request.
The information contained in this Exhibit 32.2 is being furnished and shall not be deemed “filed” for the purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Exhibit 32.2 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to this Exhibit 32.2 in such filing.